CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File No. 333-33905) and Form S-3 (File No. 333-61265).

                                                             ARTHUR ANDERSEN LLP
Roseland, New Jersey
March 31, 1999